                                                                   EXHIBIT 5(a)

                             DISTRIBUTION AGREEMENT


      DISTRIBUTION AGREEMENT made this 16th day of October, 1992, by and between Pacific Global Fund, Inc., a Maryland corporation doing business as Pacific Advisors Fund Inc. (the "Corporation"), and Pacific Global Fund Distributors, Inc., a California corporation (the "Distributor").


                              W I T N E S S E T H:


      WHEREAS, the Corporation intends to engage in business as an open-end management investment company and is registered as such under the Investment Company Act 1940, as amended (the "1940 Act"); and

      WHEREAS, the Corporation is authorized to issue shares of its Common Stock, par value $.01 per share (the "Shares"), in separately designated series ("Funds") each with its own investment objectives, investment program, policies, and restrictions; and

      WHEREAS, the Corporation has registered the Shares of the Funds under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a registration statement on Form N-1A (the "Registration Statement"), including a prospectus ("Prospectus") and a statement of additional information ("Statement of Additional Information"); and

      WHEREAS, the Corporation has adopted a Plan of Distribution Pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plan") and may enter into related agreements providing for the distribution of the Shares of the Funds; and

      WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

      WHEREAS, the Corporation wishes to engage the services of the Distributor as distributor of the Shares of the Funds and the Distributor is willing to serve in that capacity;

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


      1. APPOINTMENT OF DISTRIBUTOR. (a) The Corporation hereby appoints the Distributor as principal underwriter and distributor of the Corporation to sell the Shares of the Funds in jurisdictions wherein the Shares may be legally offered for sale. The Distributor shall be the exclusive agent for the distribution of Shares of the Funds; PROVIDED, HOWEVER, that the Corporation in its absolute discretion may issue Shares of the Funds otherwise than through the Distributor in connection with (i) the payment or reinvestment of dividends or distributions, (ii) any merger or consolidation of the Corporation or a Fund with any other investment company or trust or any personal holding company, or the acquisition of the assets of any such entity or another series of the Corporation, (iii) any offer of exchange authorized by the Board of Directors of the Corporation, (iv) any sales of Shares to directors and officers of the Corporation and such other persons identified in the current Prospectus and Statement of Additional Information of the Corporation, or (v) the issuance of such Shares to a unit investment trust if such unit investment trust has elected to use Shares as an underlying investment. Notwithstanding any other provision hereof, the Corporation may terminate, suspend, or withdraw the offering of the Shares of a Fund whenever, in its sole discretion, it deems such action to be desirable.

      (b) The Distributor hereby accepts such appointment as principal underwriter and distributor of the Corporation and agrees that it will use its best efforts to promote the Funds and to solicit orders for the purchase of Shares. The Distributor shall sell Shares of the Funds as agent for the Corporation at prices determined as hereinafter provided and on the terms set forth herein, all according to applicable federal and state laws and regulations and the Articles of Incorporation and By-Laws of the Corporation. The Distributor may sell Shares of the Funds to or through qualified brokers, dealers or others and shall require each such person to conform to the provisions hereof, the Registration Statement, the current Prospectus and Statement of Additional Information, and applicable law. Neither the Distributor nor any such person shall withhold the placing of purchase orders for Shares so as to make a profit thereby.

      (c) The Distributor shall order Shares of the Funds from the Corporation only to the extent that it shall have received purchase orders therefor. The Distributor will not make, or authorize any brokers, dealers, or others to make,
(i) any short sales of Shares or (ii) any sales of Shares to any director or officer of the Corporation, the Distributor, or any corporation or association furnishing investment advisory, managerial, or supervisory services to the Corporation, or to any such corporation or association, unless such sales are made in accordance with the then current Prospectus and Statement of Additional Information.

      (d) The Distributor is not authorized by the Corporation to give any information or to make any representation other than those contained in the current Prospectus, Statement of Additional Information, and shareholder reports, or in supplementary sales materials specifically approved by the Corporation.

      2. OFFERING PRICE OF SHARES. All Shares of each Fund sold under this Agreement shall be sold at the public offering price per Share in effect at the time of the sale as described in the then current Prospectus and Statement of Additional Information; PROVIDED, HOWEVER, that any public offering price for the Shares shall be the net asset value per Share plus a sales charge of not more than 5.75% of such public offering price. The excess, if any, of the public offering price over the net asset value of the Shares sold by the Distributor as agent shall be retained by the Distributor as a commission for its services hereunder. Out of such commission the Distributor may allow commissions or concessions to brokers or dealers, and, in its discretion, to others, in such amounts as the Distributor shall determine from time to time. Except as may be otherwise determined by the Distributor from time to time, such commissions or concessions shall be uniform to all brokers and dealers. At no time shall the Corporation receive less than the full net asset value of the Shares, determined in the manner set forth in the then current Prospectus and Statement of Additional Information.

      3. DISTRIBUTION PLAN PAYMENTS. (a) The Distributor shall be entitled to reimbursement of its expenses incurred in promoting the sale of Shares of each Fund, including payments made to qualified brokers, dealers, and others in respect of Shares of each Fund sold by such persons. Such payments to the Distributor shall be made by the Funds pursuant to the Distribution Plan at such times and in such amount as the Board of Directors of the Corporation may from time to time determine.

      (b) The Distributor shall prepare and deliver reports to the Board of Directors of the Corporation on a regular basis, at least quarterly, showing the payments made by the Distributor to qualified brokers, dealers, and others and the payments made by the Funds to the Distributor pursuant to the Distribution Plan, and other amounts expended by the Distributor in connection with its activities hereunder and the purposes for which such expenditures were made, as well as any supplemental reports as the Board of Directors of the Corporation may from time to time reasonably request.

      4. PAYMENT OF EXPENSES. (a) Except as otherwise provided herein, the Distributor shall pay, or arrange for others to pay, all its expenses, including the following: (i) payments to sales representatives of the Distributor and to qualified brokers, dealers and others in respect of the sale of Shares of the Funds; (ii) compensation and expenses of employees of the Distributor who engage in or support distribution of Shares of the Funds or render shareholder support services not otherwise provided by the Corporation's transfer and shareholder servicing agent; (iii) formulation and implementation of marketing and promotional activities; (iv) preparation, printing, and distribution of supplementary sales materials and the printing and distribution of Prospectuses, Statements of Additional Information, and shareholder reports for recipients other than existing shareholders of the Funds; (v) qualification of the Corporation as a broker or dealer under state law as well as qualification of the Corporation as an entity authorized to do business in certain states; and
(vi) obtaining such information, analyses, and reports with respect to marketing and promotional activities as the Corporation may from time to time reasonably request.

      (b) The Corporation shall pay or arrange for others to pay the following expenses: (i) preparation, printing, and distribution to shareholders of Prospectuses and Statements of Additional Information; (ii) preparation, printing, and distribution of shareholder reports and other communications to shareholders; (iii) registration of the Shares of the Funds under the federal securities laws;

(iv) qualification of the Shares of the Funds for sale in such states as the Distributor and the Corporation may approve; (v) maintaining facilities for the issue and transfer of Shares; (vi) supplying information, prices, and other data to be furnished by the Corporation under this Agreement; and (vii) taxes applicable to the sale or delivery of the Shares of the Funds or certificates therefor.

      5. FURNISHING OF INFORMATION. The Corporation shall furnish to the Distributor for use in connection with the sale of Shares of the Funds such information, financial statements, and other documents as the Distributor may reasonably request. The Corporation shall also make available such number of copies of the current Prospectus, Statement of Additional Information, and shareholder reports as the Distributor shall reasonably request.


      6. REPURCHASE OF SHARES. The Distributor as agent and for the account of the Corporation may repurchase Shares of the Funds offered for resale to it and redeem such Shares at their net asset value determined as set forth in the Prospectus and Statement of Additional Information.


      7. INDEMNIFICATION. (a) The Corporation agrees to indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages, or liabilities to which the Distributor or such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto or the Prospectus (other than an omitting prospectus prepared pursuant to Rule 482 under the 1933 Act unless such omitting prospectus has been specifically approved by the Corporation) or the Statement of Additional Information or any amendment or supplement thereto or an annual or interim report to shareholders; or

            (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto or the Prospectus (other than an omitting prospectus prepared pursuant to Rule 482 under the 1933 Act unless such omitting prospectus has been specifically approved by the Corporation) or the Statement of Additional Information or any amendment or supplement thereto or an annual or interim report to share holders, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and shall reimburse, as incurred, the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating, defending against, or appearing as a third-party witness in connection with any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, or the Prospectus or Statement of Additional Information or any amendment or supplement thereto, or in an annual or interim report to shareholders, in reliance upon and in conformity with written information furnished to the Corporation by the Distributor specifically for use therein; and PROVIDED, FURTHER, that this indemnity agreement shall not protect the Distributor or any such controlling person against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its failure to exercise due care in rendering services hereunder. This indemnity agreement shall be in addition to any liability which the Corporation may otherwise have.

      (b) The Distributor agrees to indemnify and hold harmless the Corporation, each of the Corporation's directors, each of the Corporation's officers who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Corporation or any such director, officer, or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto or the Prospectus or Statement of Additional Information, or any amendment or supplement thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereto, or the Prospectus or Statement of Additional Information or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Corporation by the Distributor specifically for use therein; or

            (ii) any untrue statement or alleged untrue statement of a material fact contained in any unauthorized supplementary sales materials or omitting prospectus prepared pursuant to Rule 482 under the 1933 Act, or the omission or alleged omission to state in any such materials or prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

            (iii) any act or deed of the Distributor, its employees, or its sales representatives which has not been authorized by the Corporation in any Prospectus or Statement of Additional Information or by this Agreement;

and shall reimburse, as incurred, any legal or other expenses reasonably incurred by the Corporation or any such director, officer, or controlling person in connection with investigating, defending against, or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that this indemnity agreement shall not protect any director or officer of the Corporation against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This indemnity agreement shall be in addition to any liability which the Distributor may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expense, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party shall not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnifying party waived its rights under this Section 7 in which case the indemnified party may effect such a settlement without such consent.

         8. TERM AND TERMINATION. (a) This Agreement shall become effective as of the date hereof. Unless sooner terminated as herein provided, this Agreement shall remain in full force and effect until October 16, 1994, and thereafter may be continued for successive periods of one year, but only so long as each such continuance is specifically approved at least annually (i) by the Board of Directors of the Corporation, and (ii) by vote of a majority of the directors of the Corporation who are not interested persons of the Corporation and who have no direct or indirect financial interest in the operation of the Distribution Plan or in this Agreement or any other agreement related to the Distribution Plan (the "Rule 12b-1 Directors"), cast in person at a meeting called for the purpose of voting on such approval.

      (b) This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Corporation or a majority of the Rule 12b-1 Directors, by vote of a majority of the outstanding voting securities of the Corporation, or by the Distributor, on not more than 60 days' nor less than 30 days' written notice to the other party or upon such shorter notice as may be mutually agreed upon.

      (c) This Agreement shall automatically terminate in the event of its assignment.

      (d) The reimbursement and indemnification provisions contained in Section 7 of this Agreement shall remain in full force and effect regardless of any termination of this Agreement.


      9. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement the terms "assignment," "interested person," "majority of the outstanding voting securities," and "principal underwriter" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted to either the Distributor or the Corporation by the Securities and Exchange Commission, or such interpretative positions as may be taken by the Commission or its staff under the 1940 Act.


      10. NOTICES. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, (a) if to the Corporation, to Pacific Global Fund, Inc., 215 North Marengo Avenue, Suite 115, Pasadena, CA 91101, and (b) if to the Distributor, to Pacific Global Fund Distributors, Inc., at the foregoing office of the Corporation.


      11. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.


      12. INTERPRETATION. Nothing herein contained shall be deemed to require the Corporation to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of its responsibility for and control of the conduct of the affairs of the Corporation.

      13. GOVERNING LAW. Except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Maryland.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

ATTEST:                               PACIFIC GLOBAL FUND, INC
                                      d/b/a PACIFIC ADVISORS FUND INC.



/s/ Thomas H. Hanson                  By:   /s/ George A. Henning
------------------------              ---------------------------------


ATTEST:                               PACIFIC GLOBAL FUND
                                      DISTRIBUTORS, INC.



/s/ George A. Henning                 By:   /s/ Kathleen A. Scott
------------------------              ---------------------------------